As filed with the Securities and Exchange Commission on December 12, 2006

Registration No. 333-128216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iVOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3184035
(State of jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 140
San Diego, California 92130
(858) 703-2820
(Address and telephone number of registrant’s principal executive offices and principal place of business)

John R. Lyon
Chairman
iVOW, Inc.
11455 El Camino Real, Suite 140
San Diego, California 92130
(858) 703-2820
(Name, address and telephone number of agent for service)

Copy to:
Michael S. Kagnoff, Esq.
Jeffrey C. Thacker, Esq.
Heller Ehrman LLP
4350 La Jolla Village Drive, Seventh Floor
San Diego, California 92122
(858) 450-8400

Approximate date of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On September 9, 2005, iVOW, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (Registration No. 333-128216), as amended by pre-effective amendments numbers 1 and 2 filed with the SEC on November 10, 2005 and November 23, 2005, respectively (the “Registration Statement”), registering up to 2,051,848 shares of common stock of the Company (the “Shares”) for resale by security holders. The Registration Statement was declared effective by the SEC on November 29, 2005. The Company’s obligation to maintain the registration of the Shares for resale has previously expired and the Company cannot determine without unreasonable effort or expense how many shares were sold by selling security holders under the Registration Statement. In addition, the Company’s independent public accounting firm, J. H. Cohn LLP, resigned effective November 17, 2006 and as a result of their resignation, the Company was unable to timely file its Form 10-QSB (as was previously disclosed on Current Report on Form 8-K filed with the SEC on November 28, 2006). Pursuant to an undertaking contained in the Registration Statement, the Company hereby deregisters the Shares that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 11, 2006.

iVOW, INC.

By:	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President of Finance, Chief Financial
Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of iVOW, Inc. (the “Registrant”), hereby severally constitute and appoint John R. Lyon and Richard M. Gomberg, and each of them individually, with full power of substitution and re-substitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 11, 2006.

Signature	Title

/s/ John R. Lyon	John R. Lyon
Chairman
(principal executive officer)

/s/ Richard M. Gomberg	Richard M. Gomberg
Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

/s/ George B. Dehuff	George B. Dehuff
Director

/s/ William Nydam	William Nydam
Director

/s/ Scott R. Pancoast	Scott R. Pancoast
Director